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                                                                    Exhibit 21.1

                                  Subsidiaries

Trendwest Funding I, Inc. (incorporated under the laws of the state of Delaware)

TW Holdings III, Inc. (incorporated under the laws of the state of Delaware)

Trendwest Funding II, Inc. (incorporated under the laws of the state of Delaware)

Trendwest Funding III, Inc. (incorporated under the laws of the state of Delaware)

Trendwest Funding IV, Inc. (incorporated under the laws of the state of Delaware)

TRI Funding I, LLC (organized under the laws of the state of Delaware)

TRI Funding II, LLC (organized under the laws of the state of Delaware)

TRI Funding IV, LLC (organized under the laws of the state of Delaware)

TWH Funding I, Inc. (incorporated under the laws of the state of Delaware)

Trendwest Investments, Inc. (incorporated under the laws of the state of Washington)

MountainStar Inc. (incorporated under the laws of the state of Washington)

MountainStar Resort Resources, Inc. (incorporated under the laws of the state of Washington)

Trendwest Properties, Inc. (incorporated under the laws of the state of Washington)

MountainStar Resort, Inc. (incorporated under the laws of the state of Washington)

TW Resorts Real Estate, Inc. (incorporated under the laws of the state of Oregon)

Trendwest Leasing, LLC (organized under the laws of the state of Washington)

9805 Willows Road, LLC (organized under the laws of the state of Washington)

Trendwest Resorts Fiji LTD (organized under the laws of  Fiji)

Trendwest Resorts Mexico SA CV (organized under the laws of Mexico)

31674 Yukon, Inc. Canada (organized under the laws of  Canada)

Trendwest South Pacific PTY, Ltd. (organized under the laws of Australia)

Trendwest Resorts South Pacific Ltd. (organized under the laws of Australia)

Trendwest Travel, Ltd. (organized under the laws of Australia)

Trendwest Finance PTY, Ltd. (organized under the laws of Australia)